                           BUSINESS OPPORTUNITY AGREEMENT


     This Business Opportunity Agreement (this "Agreement"), dated as of December 30, 1997, is entered into by and among Enron Capital & Trade Resources Corp., a Delaware corporation ("ECT"), Colorado Spectra 1, L.L.C. ("Spectra 1"), Colorado Spectra 2, L.L.C. ("Spectra 2"), and Colorado Spectra 3, L.L.C. ("Spectra 3"), each Colorado limited liability companies controlled directly or indirectly by Donald L. Sturm (collectively the "Spectra Investors"), and SpectraNet International, a California corporation ("SpectraNet").

                                W I T N E S S E T H:

     WHEREAS, ECT, SpectraNet and the Spectra Investors are parties to certain definitive agreements, dated effective the date hereof, providing for the investment by ECT and the additional investment by one or more of the Spectra Investors in SpectraNet in the aggregate of Thirty Million Dollars ($30,000,000) in cash (collectively, the "Proposed Transaction");

     WHEREAS, ECT and the Spectra Investors expect to derive significant benefits from their ownership interest in SpectraNet following consummation of the Proposed Transaction;

     WHEREAS, SpectraNet expects to derive significant benefits from the investment by ECT and the Spectra Investors upon consummation of the Proposed Transaction;

     WHEREAS, ECT is a wholly-owned subsidiary of Enron Corp., an Oregon corporation ("Enron"), and Enron owns controlling and other interests in a number of other entities (Enron, ECT and any other Affiliate of Enron other than SpectraNet are referred to herein individually as an "Enron Entity" and collectively as the "Enron Entities");

     WHEREAS, the Spectra Investors are controlled by Donald L. Sturm, who owns controlling and other interests in a number of other entities (the Spectra Investors and any other Affiliate of the Spectra Investors or Donald L. Sturm other than SpectraNet are referred to herein individually as a "Sturm Entity" and collectively as the "Sturm Entities");

     WHEREAS, as a condition to consummation of the Proposed Transaction, ECT and the Spectra Investors will take certain actions, including representation by ECT and the Spectra Investors on the Board of Directors of SpectraNet and participation in the management thereof;

     WHEREAS, the Enron Entities and the Sturm Entities own interests in a number of corporations, partnerships and other entities engaged in energy and telecommunications related businesses and may from time to time acquire additional interests in such businesses or other businesses;

     WHEREAS, ECT has advised SpectraNet and the Spectra Investors that FirstPoint Communications, Inc. and its affiliates ("FirstPoint"), which are Enron Entities, (a) are engaged in the business of providing telecommunication services, and have or may from time to time develop, finance, acquire, or acquire interests in, telecommunications and related service and product companies that compete with SpectraNet (including, without limitation, those that compete in SpectraNet's markets in California) and (b) are, concurrently with the proposed investment by ECT in SpectraNet, pursuing a financing, acquisition or investment opportunity in a competitor or potential competitor of SpectraNet;

     WHEREAS, the Enron Entities from time to time purchase properties or entities and engage in trading, marketing, lending and other activities, including, but not limited to, those related to gas, electricity, water, paper, metals, plastics and telecommunications;

     WHEREAS, ECT Securities Corp., an Enron Entity, is a registered broker-dealer that arranges transactions in securities for others and may in the future engage in securities underwriting activities, including, without limitation, for Persons who are or may be in competition with SpectraNet;

     WHEREAS, ECT and the Spectra Investors are unwilling to make an investment in SpectraNet and consummate the Proposed Transaction without assurances from SpectraNet and each other that the Enron Entities and the Sturm Entities will be permitted to continue to conduct their business following the Proposed Transaction without undue risk of liability or damage to business relationships with customers; and but for this Agreement ECT and the Spectra Investors would be unwilling to take such actions because of the unacceptable risk of liability to ECT, other Enron Entities, the Spectra Investors and other Sturm Entities resulting from uncertainties regarding their obligations;

     WHEREAS, the parties hereto desire to provide for more certainty regarding the circumstances in which SpectraNet will have an obligation to offer Business Opportunities to ECT, to provide for other agreements intended to permit the Enron Entities and the Sturm Entities to continue to conduct their business activities without undue risk of liability to SpectraNet or its shareholders or each other following consummation of the Proposed Transaction or undue risk of damage to the Enron Entities' or the Sturm Entities' business relationships, and to enter into other agreements aimed at providing, to the extent practicable, more certainty regarding the obligations of the Enron Entities, the Sturm Entities and SpectraNet;

     WHEREAS, ECT and the Spectra Investors have relied on the fact that this Agreement would be executed and enforceable and in the future will rely on this Agreement and the commitments herein made by SpectraNet, ECT and the Spectra Investors; and ECT, other Enron Entities, the Spectra Investors and other Sturm Entities that are beneficiaries of this Agreement will, in taking the steps required of them to cause or permit the Proposed Transaction to occur and in continuing to conduct their business following consummation of the Proposed Transaction, rely on this Agreement and the commitments herein made by each other as set forth herein and in the definitive agreements; and

     WHEREAS, in order to induce ECT, other Enron Entities, the Spectra Investors and other Sturm Entities to enter into, or to cause other Enron Entities or Sturm Entities to enter into, definitive agreements relating to the Proposed Transaction, to enable ECT, other Enron Entities, the Spectra Investors and other Sturm Entities to take the other actions required to be taken by them in order for the Proposed Transaction to be consummated, to provide more certainty regarding the obligations of the parties to this Agreement to each other following consummation of the Proposed Transaction, and to permit the Enron Entities and the Sturm Entities to avoid undue risk of litigation, the parties hereto desire to enter into this Agreement; and each party agrees that this Agreement is a material inducement to the other parties hereto to enter into the agreements relating to the Proposed Transaction and to consummate the Proposed Transaction;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and obligations hereinafter set forth, and as a material inducement to ECT and the Spectra Investors in entering into the Proposed Transaction, the parties hereto, intending to be legally bound, hereby agree as follows:

     SECTION 1. CERTAIN DEFINITIONS. When used in this Agreement, the following terms shall have the meanings indicated:

     "AFFILIATE" of a Person means any Person controlling, controlled by, or under common control with such Person, with "control" and its correlative terms meaning the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. For the purposes of this Agreement, control shall include the possession, directly or indirectly, through one or more intermediaries, of
(a) in the case of a corporation, 50% or more of the outstanding voting securities thereof; (b) in the case of a limited liability company, partnership, limited partnership or venture, the right to 50% or more of the distributions therefrom (including liquidating distributions); and (c) in the case of any other Person, 50% or more of the economic or beneficial interest therein. For the purposes of this Agreement, control shall also include serving as manager or general partner of a Person or performing similar functions for a Person.

     "BUSINESS OPPORTUNITY" means any opportunity for a Person (a) to enter into any transaction pursuant to which such Person would acquire (whether by purchase, lease, or other transaction), own, invest in, finance, lend funds to, contribute capital to, manage, operate or otherwise participate in any Person, asset or transaction or (b) to act as a broker, finder, financial adviser or investment banker with respect to any such transaction by any other Person.

     "CLAIMS" has the meaning set forth in Section 6 hereof.

     "COMPANY" means SpectraNet and all Affiliates of SpectraNet in which SpectraNet owns an interest, directly or indirectly, unless the context otherwise requires.

     "ECT ELECTION NOTICE" has the meaning set forth in Section 2(a)(ii) hereof.

     "ENRON" means Enron Corp., an Oregon corporation.

     "EXCLUSIVITY PERIOD" has the meaning set forth in Section 2(a) hereof.

     "JOINT APPLICATION OPPORTUNITY" has the meaning set forth in Section 2(a) hereof.

     "NOTICE" has the meaning set forth in Section 7(f) hereof.

     "PARTLY-OWNED AFFILIATE" has the meaning set forth in Section 3(b) hereof.

     "PERSON" means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any governmental entity, public power authority, municipality or agency.

     "TELECOMMUNICATIONS APPLICATIONS" means the provision of communication services, including, but not limited to, the following: telecommunication services, services over fiber optic communications networks, digital switched networks, copper networks or any other communication media; the provision of video and/or high speed data transmission; communications consulting services; and wide-area and local-area network services.

     "UTILITY APPLICATIONS" means the marketing of one or more of natural gas, electricity or water and the provision of all related services and includes, without limitation, the provision of the commodity, the provision of transmission, transportation or distribution, the provision of financial and risk management services and products, demand-side management services, the provision of customer care functions (E.G., meter, billing and collection functions) and the provision of all other utility services.

     SECTION 2.     GRANT OF EXCLUSIVITY TO ECT FOR JOINT APPLICATION
                    OPPORTUNITIES.

     (a) SpectraNet hereby grants to ECT and to its Affiliates, for the term (the "Exclusivity Period") beginning on the date of this Agreement and continuing until the EARLIER OF (i) the third anniversary of the date hereof or
(ii) the date upon which ECT and/or any of its Affiliates hold less than five percent (5%) of the capital stock or warrants of SpectraNet (determined on a fully-diluted basis as if all warrants or rights to acquire capital stock were exercised, and determined without reference to any voting rights), the exclusive right to pursue jointly with SpectraNet any Business Opportunity that includes both Telecommunications Applications and Utility Applications (the "Joint Application Opportunity"). The term Joint Application Opportunity shall include, without limitation, any formal or informal invitation, request for proposals, bids or expressions of interest from any Person for Telecommunications Applications and Utility Applications, and whether or not such invitation, request for proposals, bids or expressions of interest permits the offered party to respond to all or any portion of the Telecommunications Applications and Utility Applications. During the Exclusivity Period, SpectraNet and ECT agree as follows:

          (i) SpectraNet will agree to promptly provide written notice to ECT of any Joint Application Opportunity anywhere in the United States for which SpectraNet desires to pursue the Telecommunications Applications.
     The Chairman of SpectraNet (or another officer of SpectraNet under his direction) will promptly notify ECT of each Joint Application Opportunity for which SpectraNet desires to pursue the Telecommunications Applications, and in connection with such notice, SpectraNet will furnish to ECT all information regarding the Joint Application Opportunity that is material to ECT's decision regarding whether or not to participate in the Joint Application Opportunity. Within thirty (30) days of receipt of such notice and information, ECT will notify SpectraNet whether ECT desires to participate in the Joint Application Opportunity.

          (ii) If ECT notifies SpectraNet that it desires to participate in the Joint Application Opportunity (the "ECT Election Notice"), SpectraNet will as promptly as practicable furnish to ECT any additional information in SpectraNet's possession regarding the Joint Application Opportunity and, from and after the date of such notice (and except as otherwise provided in this Section 2(a)(ii)), SpectraNet shall not pursue the Joint Application Opportunity with any other Person or in any manner detrimental to the rights of ECT as provided for in this Section 2, and shall keep ECT fully informed with respect to SpectraNet's efforts in such regard. From and after the date of the ECT Election Notice, ECT and SpectraNet shall work together to develop the Joint Application Opportunity and shall, within sixty (60) days following the ECT Election Notice, use commercially reasonable efforts to negotiate and enter into a written agreement respecting the rights and obligations of the parties with respect to such Joint Application Opportunity. During such sixty (60) day period, ECT agrees that it will not pursue the Joint Application

     Opportunity directly or with a competitor of SpectraNet. In the event that ECT and SpectraNet fail to enter into a written agreement with respect to such Joint Application Opportunity within such sixty (60) day period (or such later period as may be mutually agreed by ECT and SpectraNet in writing), then the provisions of Section 2(a)(iii) hereof shall apply and such failure shall be treated as if ECT elected not to participate in the Joint Application Opportunity.

         (iii) In the event that ECT fails to provide the ECT Election Notice within the time prescribed above or otherwise elects not to participate in the Joint Application Opportunity, then SpectraNet shall be free to pursue the Telecommunications Applications on a subcontract basis only with respect to such Joint Application Opportunity, or independently on its own with respect to the Telecommunications Applications, but not the Utility Applications, and ECT or any other Enron Entity will be free to pursue the Joint Application Opportunity (including the Utility Applications and/or the Telecommunications Applications) on its own or with any Person other than SpectraNet. In this regard, SpectraNet shall be precluded from participating in the Joint Application Opportunity with any other Person for the provision of Utility Applications.

          (iv) ECT and SpectraNet acknowledge and agree that any confidential information of a party furnished to the other party pursuant to Sections 2(a)(i) and (ii) hereof will only be utilized by the receiving party to evaluate the Joint Application Opportunity in conjunction with the receiving party's pursuit of the Joint Application Opportunity with the furnishing party.

     (b) SPECTRANET ACKNOWLEDGES AND AGREES THAT AT ANY TIME DURING THE EXCLUSIVITY PERIOD OR THEREAFTER NEITHER ECT NOR ANY OTHER ENRON ENTITIES SHALL HAVE ANY OBLIGATION TO NOTIFY SPECTRANET OF ANY BUSINESS OPPORTUNITY, WHETHER OR NOT IT HAS UTILITY APPLICATIONS AND/OR TELECOMMUNICATIONS APPLICATIONS.

     SECTION 3. NO REQUIREMENT THAT ENRON ENTITIES OR STURM ENTITIES OFFER BUSINESS OPPORTUNITIES TO SPECTRANET.

     SpectraNet, ECT and the Spectra Investors agree that any Business Opportunity developed by an Enron Entity or a Sturm Entity is not required to be offered to SpectraNet and may be pursued by such Enron Entity or Sturm Entity, and hereby waive the right to claim that any such Business Opportunity should be offered to SpectraNet. The foregoing Business Opportunities developed by an Enron Entity or a Sturm Entity could include, without limitation, the following:

     (a) the Business Opportunity consists of the acquisition of publicly traded securities whether or not such acquisition is effected for the purpose of investment, for trading purposes or for the purpose of obtaining control of the issuer or of any of its assets; or

     (b) the Business Opportunity is developed by Enron Entities or Sturm Entities which are not wholly-owned by Enron or Donald L. Sturm, respectively ("Partly-Owned Affiliates"), including, without limitation, Enron Oil & Gas Company; or

     (c) the Business Opportunity is developed by FirstPoint or any other Enron Entity or any Sturm Entity without use of any confidential or proprietary information of SpectraNet.

     SECTION 4. PURSUIT OF BUSINESS OPPORTUNITIES BY ENRON ENTITIES AND STURM ENTITIES.

     ECT, other Enron Entities, the Spectra Investors and other Sturm Entities and their respective affiliates own, have agreements with and otherwise participate in, telecommunications and other businesses, and may develop, finance, acquire, enter into agreements with or otherwise participate in, such businesses in the future, including businesses that are or may become competitive with the business of SpectraNet. SpectraNet agrees that the Enron Entities and the Sturm Entities may continue to conduct their respective and prospective businesses, even if doing so will have a competitive impact on SpectraNet and/or would otherwise constitute a SpectraNet Business Opportunity. In that connection, and except as otherwise expressly set forth in this Agreement, SpectraNet agrees that (a) neither the Enron Entities, the Sturm Entities nor any of their respective affiliates will have any obligation to pursue any Business Opportunity jointly with SpectraNet or to offer any Business Opportunity to SpectraNet, and any Enron Entity or Sturm Entity representative on the Board of Directors of SpectraNet or otherwise participating in the management of SpectraNet will have no obligation to offer any Business Opportunity to SpectraNet; (b) the Enron Entities, the Sturm Entities and their respective Affiliates will be free to pursue Business Opportunities jointly with Persons other than SpectraNet, including opportunities that have telecommunications applications; and (c) the Enron Entities, the Sturm Entities and their respective Affiliates will be free to compete with SpectraNet and will have no obligation to SpectraNet to refrain from engaging in any business. SpectraNet, ECT and the Spectra Investors hereby consent to such activities, even if they have a competitive impact on SpectraNet.

     SECTION 5.     CONSENT BY SPECTRANET.

     At any time, ECT or the Spectra Investors may request that SpectraNet furnish to ECT or the Spectra Investors, as the case may be, a consent in writing to any action or inaction by any Enron Entity or Sturm Entity that ECT or the Spectra Investors believes such Person is entitled under this Agreement to take or refrain from taking. In the event that SpectraNet fails or refuses to furnish such consent, ECT or the Spectra Investors, as the case may be, shall have the right to submit the matter to arbitration. If SpectraNet furnishes such consent, such consent will also contain an agreement by SpectraNet that, in the absence of a material misstatement or omission by ECT or the Spectra Investors in connection with its request for such consent, SpectraNet will not thereafter claim that the action or inaction covered by such consent is a breach of this Agreement or any obligation owed by ECT or any other Enron Entity, or the Spectra Investors or any other Sturm Entity, to SpectraNet or its Board of Directors. Nothing herein shall be deemed to require ECT, the Spectra Investors or SpectraNet to submit any matter to arbitration.

     SECTION 6.     ARBITRATION.

     Any and all claims, demands, causes of action, disputes, controversies and other matters in question arising out of or relating to this Agreement, the alleged breach thereof, or in any way relating to the subject matter of this Agreement ("Claims"), even though some or all of such Claims allegedly are extra-contractual in nature, whether such Claims sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved and decided exclusively by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association. The arbitration proceeding shall be conducted in Wilmington, Delaware. The arbitration shall be before a panel of (a) three arbitrators in the event that the Claim is between ECT and SpectraNet or between the Spectra Investors and SpectraNet or (b) five arbitrators (unless the parties otherwise agree to three arbitrators) in the event that the Claim is among ECT, the Spectra Investors and SpectraNet. Each party to such dispute shall select one arbitrator (with the Spectra Investors being entitled to one arbitrator for all such companies), and the arbitrators selected by the parties shall select the remaining arbitrator(s). The arbitrators are authorized to issue subpoenas for depositions and other discovery mechanisms, as well as trial subpoenas, in accordance with the Federal Rules of Civil Procedure. Either party may initiate a proceeding in the appropriate United States District Court to enforce this provision. This agreement to arbitrate shall be enforceable in either federal or state court. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act. THE ARBITRATORS SHALL HAVE NO AUTHORITY TO AWARD PUNITIVE (INCLUDING, WITHOUT LIMITATION, ANY EXEMPLARY DAMAGES, TREBLE DAMAGES OR ANY OTHER PENALTY OR PUNITIVE TYPE OF DAMAGES), CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES (IN TORT, CONTRACT, BY STATUTE OR OTHERWISE) UNDER ANY CIRCUMSTANCES, REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER APPLICABLE LAW OR OTHERWISE, THE PARTIES HERETO HEREBY WAIVING THEIR RIGHT, IF ANY, TO RECOVER SUCH DAMAGES IN CONNECTION WITH ANY CLAIMS. The arbitrators shall be entitled to award costs of the arbitration and attorney's fees as they deem appropriate. Prior to any Person instituting a Claim under this Agreement, such Person shall provide to the other party hereto a written notice specifying the nature and basis of the Claim. The Persons who are the subject of any Claim shall be given thirty (30) days to cure any breach before any Claim is filed.

     SECTION 7.     MISCELLANEOUS

     (a) CONTRACTS AND AGREEMENTS. SpectraNet agrees not to enter into any contracts or agreements that will prevent it from performing its duties and obligations hereunder or prevent the other parties to this Agreement from realizing the benefits hereof.

     (b) THIRD PARTY BENEFICIARIES. This Agreement is also intended for the benefit of each member of the Board of Directors of SpectraNet and each Enron Entity and each Sturm Entity, each of which will be considered a third party beneficiary of this Agreement.

     (c) CONFIDENTIALITY. The provisions of this Agreement and all information regarding Business Opportunities and Joint Application Opportunities, and all other information exchanged by the parties pursuant to this Agreement, shall not be disclosed by any party to this Agreement unless otherwise publicly disclosed and except as otherwise required by law. Each party will keep confidential any information supplied to them by another party under this Agreement and will not disclose such information to other Persons except that they may disclose it to any officer, director or employee of their respective companies if in their reasonable judgment such Person has the need to know such information in order to discharge his or her duties.

     (d) AMENDMENT; WAIVERS. This Agreement may only be altered, supplemented, amended or waived by the written consent of each party hereto.

     (e) ASSIGNMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their permitted successors and assigns; provided, however, that no party hereto shall have the right to assign this Agreement without the consent of the other parties hereto. SpectraNet agrees that SpectraNet will not issue any additional shares of capital stock of SpectraNet (other than with respect to warrants or stock options outstanding on the date hereof) to any Person unless it obtains from such Person an agreement to be bound by this Agreement and an agreement that such Person will not assign its shares of capital stock of SpectraNet or any portion thereof to any other Person unless it obtains from such Person an agreement to be bound by this Agreement.

     (f) NOTICES. Any and all notices, designations, consents, offers, acceptances, or other communications provided for herein (each a "Notice") shall be given in writing by personal delivery, overnight courier, telegram, or telecopy which shall be addressed, or sent, to the respective addresses or telecopy numbers as follows (or such other address or telecopy number as any party hereto may specify for itself by Notice given in accordance with this
Section 7(f)):

     ECT:           Enron Capital & Trade Resources Corp.
                    1400 Smith Street
                    Houston, Texas  77002
                    Attention:  Kevin Garland
                    Telecopy No.  713/646-4043
                    Telephone No.  713/853-7301

                    WITH A COPY TO:

                    Enron Capital & Trade Resources Corp.
                    1400 Smith Street
                    Houston, Texas  77002
                    Attention:  General Counsel
                    Telecopy No.  713/646-3490
                    Telephone No.  713/853-6544

     SpectraNet          SpectraNet International
                    9333 Genesee Avenue, Suite 200
                    San Diego, California  92121
                    Attention:  Chief Executive Officer
                    Telecopy No.  619/552-8006
                    Telephone No.  619/552-8010

     Spectra 1      Colorado Spectra 1, L.L.C.
                    3033 East First Avenue, Suite 200
                    Denver, Colorado  80206
                    Attention:  Chief Executive Officer
                    Telecopy No.  303/321-4444
                    Telephone No.  303/394-5105

     Spectra 2      Colorado Spectra 2, L.L.C.
                    3033 East First Avenue, Suite 200
                    Denver, Colorado  80206
                    Attention:  Chief Executive Officer
                    Telecopy No.  303/321-4444
                    Telephone No.  303/394-5105

     Spectra 3      Colorado Spectra 3, L.L.C.
                    3033 East First Avenue, Suite 200
                    Denver, Colorado  80206
                    Attention:  Chief Executive Officer
                    Telecopy No.  303/321-4444
                    Telephone No.  303/394-5105

     All Notices shall be deemed effective, delivered and received (a) if given by personal delivery, when such Notice is personally delivered at the address specified above; (b) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; (c) if given by overnight courier, on the business day immediately following the day on which such Notice is delivered to a reputable overnight courier service; or (d) if given by telegram, when such Notice is delivered at the address specified above.

     (g) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which counterparts shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto.

     (h) CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     (i) ENTIRE AGREEMENT; EXHIBITS. This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto. Any and all Exhibits referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes.

     (j) NO PARTNERSHIP. No term or provision of this Agreement shall be construed to establish any relationship of partnership, agency or joint venture among the parties hereto.

     (k) INVALIDITY. In the event that any one or more of the provisions contained in this Agreement is, for any reason, held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement.

     (l) CONTRACTUAL OBLIGATIONS. Nothing herein shall require any Enron Entity, Sturm Entity or SpectraNet to fail to perform any contractual obligation to which it is subject, including any obligation under any standstill agreement or confidentiality agreement with any entity that may be the subject of a Business Opportunity.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

                                       SPECTRANET INTERNATIONAL

                                       By: /s/ Robert E. Randall
                                          ------------------------------------
                                       Name: Robert E. Randall
                                            ----------------------------------
                                       Title: C.O.O.
                                             ---------------------------------

                                       ENRON CAPITAL & TRADE RESOURCES CORP.

                                       By:  /s/ Stephen R. Horn
                                          ------------------------------------
                                       Name: Stephen R. Horn
                                            ----------------------------------
                                       Title: Vice President
                                             ---------------------------------


                                       COLORADO SPECTRA 1, L.L.C.

                                       By: /s/ Donald L. Sturm
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------


                                       COLORADO SPECTRA 2, L.L.C.

                                       By: /s/ Donald. L. Sturm
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------


                                       COLORADO SPECTRA 3, L.L.C.

                                       By: /s/ Donald L. Sturm
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------